07-Jan-96  /WLK

              COLONIAL GLOBAL NATURAL RESOURCES FUND
                         FUND YIELD CALCULATION
                       (CALENDAR MONTH-END METHOD)
                         30-DAY BASE PERIOD ENDED 10/31/95


                                      a-b   6
                       FUND YIELD = 2 ----- +1  -1
                                      c-d



         a = dividends and interest earned during
             the month .............................   $106,840

         b = expenses (exclusive of distribution fee)
              accrued during the month..............     72,725

         c = average dividend shares outstanding
             during the month ......................  4,264,856

         d = class A maximum offering price per share
             on the last day of the month ..........     $13.19


               CLASS A YIELD .......................       0.73%
                                                          ========
               Class A yield/(1-Load)
               ie: .73%/(1-.0575)=yield on NAV0.77%
                  Less:  Distribution fee     (.75)
                                              -----
               CLASS B YIELD .......................       0.02%
                                                          ========